EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39249) pertaining to the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan of our report dated May 31, 2003, with respect to the financial statements and schedule of the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan included in this Annual Report on Form 11-K for the year ended December 31, 2002.



                                                Ernst & Young LLP



Fort Worth, Texas
June 27, 2003






























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